Exhibit 99.1

Thursday, December 10, 2015

Contact:

Salisbury Bancorp, Inc.

Richard J. Cantele, Jr.

President and Chief Executive Officer

(860) 435-9801 or rcantele@salisburybank.com

FOR IMMEDIATE RELEASE

Salisbury Bancorp, Inc. Announces

Completion of $10.0 Million Private Placement of Subordinated Notes

Lakeville, CT – December 10, 2015/GlobeNewswire. . . .Salisbury Bancorp, Inc. (“Salisbury” or the “Company”), NASDAQ Capital Market: “SAL”, the holding company for Salisbury Bank and Trust Company (the “Bank”), announced today the completion of a private placement of $10.0 million in aggregate principal amount of fixed to floating rate subordinated notes to various accredited investors including certain of Salisbury’s directors. The subordinated notes have a maturity date of December 15, 2025 and bear interest at an annual rate of 6.00% from and including the original issue date of the subordinated notes to, but excluding, December 15, 2020, payable semi-annually in arrears on June 15 and December 15 of each year. Thereafter, from and including December 15, 2020 to, but excluding, December 15, 2025, the annual interest rate will be reset quarterly and equal to the three-month LIBOR, plus 430 basis points, as described in the subordinated notes, payable quarterly, in arrears, on March 15, June 15, September 15 and December 15 through December 15, 2025 or an earlier redemption date. The subordinated notes include an optional redemption, without penalty, on or after December 15, 2020 and, in certain limited circumstances, before that date. The indebtedness evidenced by the subordinated notes, including principal and interest, is unsecured and subordinate and junior in right of the Company’s payment to general and secured creditors and depositors of the Bank. The subordinated notes have been structured to qualify as Tier 2 capital for regulatory purposes.

In discussing the private placement, President and Chief Executive Officer Richard J. Cantele, Jr. stated: "We are pleased to announce the successful completion of the issuance of our subordinated notes. We expect to use the proceeds and other cash-on-hand to repay the SBLF preferred stock prior to the upcoming increase in the SBLF dividend rate to 9.00%. The replacement of the SBLF preferred stock with new Tier 2 qualifying capital that is at a lower rate, and is a tax-deductible instrument, made the overall transaction very attractive."

Sandler O’Neill + Partners, L.P. acted as placement agent for the private placement of the subordinated notes. Cranmore, FitzGerald & Meaney served as issuer’s counsel, and Covington & Burling LLP served as placement agent’s counsel.

About Salisbury Bancorp, Inc.

Salisbury Bancorp, Inc. is the parent company of Salisbury Bank and Trust Company, a Connecticut chartered commercial bank serving the communities of northwestern Connecticut and proximate communities in New York and Massachusetts, since 1848, through a network of 13 full service branches in Litchfield County, Connecticut; Berkshire County, Massachusetts; and Dutchess and Orange Counties, New York. The Bank offers consumer and business banking products and services as well as trust and wealth advisory services.

Forward-Looking Statements

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions and estimates made by management using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in Salisbury’s quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ materially from results discussed in the forward-looking statements.